Exhibit 99.1

FOR IMMEDIATE RELEASE

CONSOLE GAMING HEADSET CATEGORY LEADER TURTLE BEACH
ADDS INDUSTRY VETERAN TO ITS BOARD OF DIRECTORS

Eleven Ventures Partner Gregory Ballard Joins Turtle Beach Board of Directors

San Diego, CA – April 20, 2017 – Leading console gaming headset and audio accessory maker Turtle Beach Corporation (NASDAQ: HEAR) today announced the appointment of Gregory Ballard to its board of directors, effective April 18.

Ballard is currently a general partner with San Francisco-based Eleven Ventures, an operationally focused, seed venture investment fund. Prior to joining Eleven Ventures, Ballard served as a senior vice president for Mobile and Social Games at Warner Bros. from 2010 until 2016, and before that he was CEO of Glu Mobile, a publicly traded mobile game company. Additionally, since 2008 he has served as a director on the board of directors for DTS Inc., which was recently acquired by Tessera Technologies.

With his new appointment to the Turtle Beach board, Ballard brings more than three decades of leadership experience in the audio, consumer electronics, gaming and digital entertainment industries. This includes 11 years of experience in audio and consumer hardware as a board member or CEO with DTS, SonicBlue, and Pinnacle Systems and 13 years’ experience in gaming and as a board member, CEO or senior executive with Warner Bros., Glu Mobile, THQ, and Capcom. Ballard earned a JD degree from Harvard Law School.

“We’re very pleased to have Greg join the Turtle Beach board,” said Ron Doornink, chairman of the board, Turtle Beach Corporation. “He is a perfect addition given his strong background in audio hardware and gaming, and his extensive board experience over the past decade in pertinent industries and companies will enable him to jump right in.”

Turtle Beach CEO Juergen Stark commented: “In addition to his very relevant experience, Greg has a rich background with smaller companies and entrepreneurial efforts. It was very evident from our discussions that he has a strong passion for audio and gaming, so I’m looking forward to working with him.”

Commenting on his appointment, Ballard said: “I’ve followed Turtle Beach for many years because of their strong brand and industry leadership, and have always admired the company’s commitment to innovation and quality. I look forward to diving deeper into the company’s vision for its future products and working with the board to further those efforts.”

For more information on the latest Turtle Beach products and accessories, visit www.turtlebeach.com and be sure to follow Turtle Beach on Facebook, Twitter and Instagram.

About Turtle Beach Corporation
Turtle Beach Corporation (http://corp.turtlebeach.com) designs innovative, market-leading audio products. Under its award-winning Turtle Beach brand (www.turtlebeach.com), the Company is the clear market share leader with its wide selection of acclaimed gaming headsets for use with Xbox One and PlayStation®4, as well as personal computers and mobile/tablet devices. Under the HyperSound brand (www.hypersound.com), the Company markets pioneering directed audio solutions that have applications in digital signage and kiosks, consumer electronics and hearing healthcare. The Company's shares are traded on the NASDAQ Exchange under the symbol: HEAR.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “project”, “intend” and similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Forward-looking statements are based on management’s current belief, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to the Company’s liquidity, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the implementation of any businesses we acquire, our indebtedness, the outcome of our HyperSound strategic review process and other factors discussed in our public filings, including the risk factors included in  the Company’s most recent Annual Report on Form 10-K and the Company’s other periodic reports. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

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For Media Information, Contact:	For Investor Information, Contact:
MacLean Marshall	Cody Slach
PR/Communications Director	Investor Relations
Turtle Beach Corp.	Liolios
858.914.5093	949.574.3860
maclean.marshall@turtlebeach.com	HEAR@liolios.com